UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Arcimoto, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

2034 West 2nd Avenue
Eugene, Oregon 97402

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To Be Held On November 11, 2022

To Our Stockholders:

Notice is hereby given that a special meeting of stockholders (the “Special Meeting”) of Arcimoto, Inc., an Oregon corporation (the “Company” or “Arcimoto”), will be held at 155 Blair Blvd, 2nd floor, Eugene, Oregon 97402 on November 11, 2022, at 9:00 a.m. (Pacific time), for the following purposes (which are more fully described in the Proxy Statement, which is attached and made a part of this Notice):

1.

To approve, for purposes of complying with Nasdaq Listing Rule 5635(d), the full issuance of shares of common stock issuable by the Company pursuant to the Convertible Notes (as defined in the Proxy Statement) and the Warrants (as defined in the Proxy Statement) (the “Note and Warrant Share Issuance Proposal”);

2.

To approve, for purposes of complying with Nasdaq Listing Rule 5635(d), the full issuance of shares of common stock issuable by the Company pursuant to the Company’s Equity Line of Credit (as defined in the Proxy Statement) (the “ELOC Issuance Proposal”);

3.	To approve an amendment to the Company’s articles of incorporation to increase the number of authorized shares of common stock (the “Increased Capitalization Proposal”);

4.

To approve an amendment to the Company’s articles of incorporation to decrease the number of shares of the Company’s common stock which shall constitute a quorum for the transaction of business at any meeting of stockholders (the “Decreased Quorum Proposal”);

5.

To approve an amendment to the Company’s articles of incorporation to authorize the Company’s Board of Directors to combine outstanding shares of the Company’s common stock into a lesser number of outstanding shares, a “Reverse Stock Split,” by a ratio of not less than one-for-five and not more than one-for-twenty, with the exact ratio to be set within this range by the Company’s Board of Directors in its sole discretion (the “Reverse Stock Split Proposal”); and

6.	To transact such other business as may properly come before the Special Meeting or any adjournments or postponements thereof.

The Board of Directors unanimously recommends that stockholders vote “FOR” each of the Note and Warrant Share Issuance Proposal, the ELOC Issuance Proposal, the Increased Capitalization Proposal, the Decreased Quorum Proposal and the Reverse Stock Split Proposal. The Board of Director’s reasons for seeking approval of each of the proposals are set forth in the attached Proxy Statement.

Stockholders of record at the close of business on October 3, 2022 are entitled to notice of, and to attend and to vote at, the Special Meeting and any postponement or adjournment thereof.

You are cordially invited to attend the Special Meeting in person. Whether or not you expect to attend, our Board of Directors respectfully requests that you vote your stock in the manner described in the Proxy Statement. You may revoke your proxy in the manner described in the Proxy Statement at any time before it has been voted at the meeting.

By Order of the Board of Directors of
Arcimoto, Inc.

Sincerely,

/s/ Mark D. Frohnmayer
Mark D. Frohnmayer Chairman of the Board

Eugene, Oregon

October 21, 2022

TABLE OF CONTENTS

PROXY STATEMENT	1

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	6

PROPOSAL 1: PROPOSAL TO APPROVE, FOR PURPOSES OF COMPLYING WITH NASDAQ LISTING RULE 5635(d), THE FULL ISSUANCE OF SHARES OF COMMON STOCK ISSUABLE BY THE COMPANY PURSUANT TO THE CONVERTIBLE NOTES AND THE WARRANTS	7

PROPOSAL 2: PROPOSAL TO APPROVE, FOR PURPOSES OF COMPLYING WITH NASDAQ LISTING RULE 5635(d), THE FULL ISSUANCE OF SHARES OF COMMON STOCK ISSUABLE BY THE COMPANY PURSUANT TO THE EQUITY LINE OF CREDIT	12

PROPOSAL 3: PROPOSAL TO APPROVE AN AMENDMENT TO THE COMPANY’S ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK	15

PROPOSAL 4: PROPOSAL TO APPROVE AN AMENDMENT TO THE COMPANY’S ARTICLES OF INCORPORATION TO DECREASE THE NUMBER OF SHARES OF COMMON STOCK WHICH SHALL CONSTITUTE A QUORUM FOR THE TRANSACTION OF BUSINESS AT ANY MEETING OF STOCKHOLDERS	17

PROPOSAL 5: PROPOSAL TO APPROVE AN AMENDMENT TO THE COMPANY’S ARTICLES OF INCORPORATION TO AUTHORIZE THE COMPANY’S BOARD OF DIRECTORS TO COMBINE OUTSTANDING SHARES OF THE COMPANY’S COMMON STOCK INTO A LESSER NUMBER OF OUTSTANDING SHARES, A “REVERSE STOCK SPLIT,”&NBSP;BY A RATIO OF NOT LESS THAN ONE-FOR-FIVE AND NOT MORE THAN ONE-FOR-TWENTY, WITH THE EXACT RATIO TO BE SET WITHIN THIS RANGE BY THE COMPANY’S BOARD OF DIRECTORS IN ITS SOLE DISCRETION	19

HOUSEHOLDING	27

STOCKHOLDER PROPOSALS	27

DIRECTIONS TO THE SPECIAL MEETING	28

ARCIMOTO, INC.

PROXY STATEMENT

FOR THE SPECIAL MEETING OF STOCKHOLDERS

To Be Held On November 11, 2022

The following information is furnished to each stockholder in connection with the foregoing Notice of Special Meeting of Stockholders of Arcimoto, Inc., an Oregon corporation, to be held at 155 Blair Blvd, 2nd floor, Eugene, Oregon 97402 on November 11, 2022, at 9:00 a.m. (Pacific time). The enclosed proxy is for use at the special meeting of stockholders (the “Special Meeting”) and any postponement or adjournment thereof. Unless the context requires otherwise, references to “Arcimoto,” “the Company,” “we,” “our,” and “us” in this Proxy Statement refer to Arcimoto, Inc.

In accordance with the Second Amended and Restated Bylaws of the Company (the “Bylaws”), the Special Meeting has been called for the following purposes:

1.

To approve, for purposes of complying with Nasdaq Listing Rule 5635(d), the full issuance of shares of common stock issuable by the Company pursuant to the Convertible Notes (as defined below) and the Warrants (as defined below) (the “Note and Warrant Share Issuance Proposal”);

2.

To approve, for purposes of complying with Nasdaq Listing Rule 5635(d), the full issuance of shares of common stock issuable by the Company pursuant to the Company’s Equity Line of Credit (as defined below) (the “ELOC Issuance Proposal”);

3.	To approve an amendment to the Company’s articles of incorporation to increase the number of authorized shares of common stock (the “Increased Capitalization Proposal”);

4.

To approve an amendment to the Company’s articles of incorporation to decrease the number of shares of the Company’s common stock which shall constitute a quorum for the transaction of business at any meeting of stockholders (the “Decreased Quorum Proposal”);

5.

To approve an amendment to the Company’s articles of incorporation to authorize the Company’s Board of Directors to combine outstanding shares of the Company’s common stock into a lesser number of outstanding shares, a “Reverse Stock Split,” by a ratio of not less than one-for-five and not more than one-for-twenty, with the exact ratio to be set within this range by the Company’s Board of Directors in its sole discretion (the “Reverse Stock Split Proposal”); and

6.	To transact such other business as may properly come before the Special Meeting or any adjournments or postponements thereof.

Stockholders of record at the close of business on October 3, 2022 are entitled to notice of, and to attend and to vote at, the Special Meeting and any postponement or adjournment thereof. We intend to mail this Proxy Statement, together with a proxy card, on or about October 21, 2022 to all stockholders entitled to vote at the Special Meeting.

Questions and Answers about the Special Meeting and Voting

Q:	Who may attend the Special Meeting?

A:

Attendance at the Special Meeting will be limited to those persons who were stockholders, or held Arcimoto stock through a broker, bank or other nominee, at the close of business on October 3, 2022, the Record Date for the Special Meeting. To attend the Special Meeting, you will need to pre-register as instructed on your Proxy Card or Voter Instruction Card and print out the attendance ticket. You will be required to show the attendance ticket as well as photo identification to enter the Special Meeting.

Q:	Who may vote at the Special Meeting?

A:

Our Board of Directors set October 3, 2022 as the Record Date for the Special Meeting. If you owned shares of our common stock at the close of business on October 3, 2022, you may attend and vote at the Special Meeting. Each stockholder is entitled to one vote for each share of common stock held on all matters to be voted on. As of October 3, 2022, there were 46,086,327 shares of our common stock outstanding and entitled to vote at the Special Meeting.

Q:	How do I vote my shares if I hold my shares through a broker rather than directly?

A:

If your shares are registered directly in your name with our transfer agent, Broadridge Financial Solutions, you are considered, with respect to those shares, a stockholder of record. As a stockholder of record, you have the right to vote in person at the Special Meeting.

If your shares are held in a brokerage account, bank or by another nominee or trustee, you are considered the beneficial owner of shares held in “street” name. In that case, the proxy materials have been forwarded to you by your broker, bank or other holder of record who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank or other holder of record on how to vote your shares by using the voting instructions included in the proxy materials. As the beneficial owner, you are also invited to attend the Special Meeting, but because the beneficial owner is not the stockholder of record, you may not vote these shares in person at the Special Meeting unless you obtain a “legal proxy” from the broker, bank, nominee, or trustee that holds your shares, giving you the right to vote the shares at the Special Meeting.

As indicated above, if your shares are held in “street” name by a broker, bank, or other nominee, they should send you instructions that you must follow in order to have your shares voted at the Special Meeting. If you hold shares in your own name, you may vote by proxy in any one of the following ways:

•	Via the Internet by accessing the proxy materials on the secured website www.proxyvote.com and following the voting instructions on that website;

•	Via telephone by calling toll free 1-800-690-6903 and following the recorded instructions; or

•	By completing, dating, signing and returning the Proxy Card.

The Internet and telephone voting procedures are designed to authenticate stockholders’ identities by use of a control number to allow stockholders to vote their shares and to confirm that stockholders’ instructions have been properly recorded. Voting via the Internet or telephone must be completed by 11:59 PM EDT on November 10, 2022. Of course, you can always come to the meeting and vote your shares in person. If you submit or return a Proxy Card without giving specific voting instructions, your shares will be voted as recommended by our board of directors, as permitted by law.

Q:	What is the quorum requirement for the Special Meeting?

A:

A majority of our outstanding shares of capital stock entitled to vote, as of the Record Date, must be present at the Special Meeting in person or by proxy in order for us legally to hold the Special Meeting and conduct business. This is called a quorum. The Decreased Quorum Proposal will have no effect on the existence of a quorum for purposes of the Special Meeting. Your shares will be counted as present at the Special Meeting if you:

•	Are present and entitled to vote in person at the Special Meeting; or

•	Properly submitted a Proxy Card or Voter Instruction Card.

If you are present in person or by proxy at the Special Meeting but withhold your vote or abstain from voting on any or all proposals, your shares are still counted as present and entitled to vote for purposes of establishing a quorum. Broker non-votes are not counted for determining whether a quorum exists. Broker non-votes occur when a person holding shares in street name, such as through a brokerage firm, does not provide instructions as to how to vote those shares, but the broker submits that person’s proxy nonetheless. The proposals listed in this Proxy Statement state the votes needed to approve the proposed actions.

Q:	What proposals will be voted on at the Special Meeting?

A:	The following five proposals will be voted on at the Special Meeting:

1.

The approval, for purposes of complying with Nasdaq Listing Rule 5635(d), of the full issuance of shares of common stock issuable by the Company pursuant to the Convertible Notes and the Warrants (the “Note and Warrant Share Issuance Proposal”);

2.

The approval, for purposes of complying with Nasdaq Listing Rule 5635(d), of the full issuance of shares of common stock issuable by the Company pursuant to the Equity Line of Credit (the “ELOC Issuance Proposal”);

3.	The approval of an amendment to the Company’s articles of incorporation to increase the number of authorized shares of common stock (the “Increased Capitalization Proposal”);

4.

The approval of an amendment to the Company’s articles of incorporation to decrease the number of shares of the Company’s common stock which shall constitute a quorum for the transaction of business at any meeting of stockholder (the “Decreased Quorum Proposal”); and

5.

The approval of an amendment to the Company’s articles of incorporation to authorize the Company’s Board of Directors to combine outstanding shares of the Company’s common stock into a lesser number of outstanding shares, a “Reverse Stock Split,” by a ratio of not less than one-for-five and not more than one-for-twenty, with the exact ratio to be set within this range by the Company’s Board of Directors in its sole discretion (the “Reverse Stock Split Proposal”).

Q:	What are the recommendations of the Board of Directors?

A: The Board of Directors unanimously recommends that you vote:

1.	“FOR” the Convertible Note and Warrant Issuance Proposal;

2.	“FOR” the ELOC Issuance Proposal;

3.	“FOR” the Increased Capitalization Proposal;

4.	“FOR” the Decreased Quorum Proposal; and

5.	“FOR” the Reverse Stock Split Proposal.

Q:	What does it mean to vote by proxy?

A:

When you vote “by proxy,” you grant another person the power to vote stock that you own. If you vote by proxy in accordance with this Proxy Statement, you will have designated the following individuals as your proxy holders for the Special Meeting: Douglas M. Campoli and John W. Dorbin, Jr..

Any proxy given pursuant to this solicitation and received in time for the Special Meeting will be voted in accordance with your specific instructions. If you provide a proxy, but you do not provide specific instructions on how to vote on each proposal, the proxy holder will vote your shares “FOR” the Convertible Note and Warrant Issuance Proposal, “FOR” the ELOC Issuance Proposal, “FOR” the Increased Capitalization Proposal, “FOR” the Decreased Quorum Proposal and “FOR” the Reverse Stock Split Proposal. With respect to any other proposal that properly comes before the Special Meeting, the proxy holders will vote in their own discretion according to their best judgment, to the extent permitted by applicable laws and regulations.

Q:	What are the voting rights of stockholders?

A:

Each share of our common stock outstanding on the Record Date entitles its holder to cast one vote on each matter to be voted on. No dissenters’ rights are provided under the Oregon Business Corporation Act, our articles of incorporation or our Bylaws with respect to any of the proposals described in this Proxy Statement.

Q:	How many votes are required to approve each proposal?

A:

Convertible Note and Warrant Issuance Proposal. The approval of the Convertible Note and Warrant Issuance Proposal requires that a quorum exist and that the number of votes cast in favor of approval of the Convertible Note and Warrant Issuance Proposal exceeds the number of votes cast against approval of the Convertible Note and Warrant Issuance Proposal. Abstentions are not considered votes cast and will therefore have no effect on the Convertible Note and Warrant Issuance Proposal. Under applicable Nasdaq Stock Market listing rules, brokers are not permitted to vote shares held for a customer on “non-routine” matters (such as the Convertible Note and Warrant Issuance Proposal) without specific instructions from the customer. Therefore, broker non-votes are not considered votes cast and will also have no effect on the outcome of the Convertible Note and Warrant Issuance Proposal.

As further described under the heading “Proposal 1” in this Proxy Statement, as a condition to the first closing under the Purchase Agreement (as defined herein), certain existing stockholders representing approximately 20% of the Company’s outstanding common stock have executed Voting Agreements with the Company, pursuant to which such stockholders have agreed to vote all of their shares of the Company’s common stock in favor of the Convertible Note and Warrant Stockholder Proposal.

ELOC Issuance Proposal. The approval of the ELOC Issuance Proposal requires that a quorum exist and that the number of votes cast in favor of approval of the ELOC Issuance Proposal exceeds the number of votes cast against approval of the ELOC Issuance Proposal. Abstentions are not considered votes cast and will therefore have no effect on the ELOC Issuance Proposal. Under applicable Nasdaq Stock Market listing rules, brokers are not permitted to vote shares held for a customer on “non-routine” matters (such as the ELOC Issuance Proposal) without specific instructions from the customer. Therefore, broker non-votes are not considered votes cast and will also have no effect on the outcome of the ELOC Issuance Proposal.

Increased Capitalization Proposal. The approval of the Increased Capitalization Proposal requires that a quorum exist and that the number of votes cast in favor of approval of the Increased Capitalization Proposal exceeds the number of votes cast against approval of the Increased Capitalization Proposal. Abstentions are not considered votes cast and will therefore have no effect on the Increased Capitalization Proposal. Under applicable Nasdaq Stock Market listing rules, brokers are not permitted to vote shares held for a customer on “non-routine” matters (such as the Increased Capitalization Proposal) without specific instructions from the customer. Therefore, broker non-votes are not considered votes cast and will also have no effect on the outcome of the Increased Capitalization Proposal.

Decreased Quorum Proposal. The approval of the Decreased Quorum Proposal requires that a quorum exist and that the number of votes cast in favor of approval of the Decreased Quorum Proposal exceeds the number of votes cast against approval of the Decreased Quorum Proposal. Abstentions are not considered votes cast and will therefore have no effect on the Decreased Quorum Proposal. Under applicable Nasdaq Stock Market listing rules, brokers are not permitted to vote shares held for a customer on “non-routine” matters (such as the Decreased Quorum Proposal) without specific instructions from the customer. Therefore, broker non-votes are not considered votes cast and will also have no effect on the outcome of the Decreased Quorum Proposal.

Reverse Stock Split Proposal. The approval of the Reverse Stock Split Proposal requires that a quorum exist and that the number of votes cast in favor of approval of the Reverse Stock Split Proposal exceeds the number of votes cast against approval of the Reverse Stock Split Proposal. Abstentions are not considered votes cast and will therefore have no effect on the Reverse Stock Split Proposal. Under applicable Nasdaq Stock Market listing rules, brokers are not permitted to vote shares held for a customer on “non-routine” matters (such as the Reverse Stock Split Proposal) without specific instructions from the customer. Therefore, broker non-votes are not considered votes cast and will also have no effect on the outcome of the Reverse Stock Split.

Q:	Can I access these proxy materials on the Internet? How long will they be available?

A:

Yes. The Notice of Special Meeting and Proxy Statement are available for viewing, printing, and downloading at www.proxyvote.com. All materials will remain posted on www.proxyvote.com at least until the conclusion of the meeting.

Q:	How can I revoke or change my vote after submitting it?

A:	If you are a stockholder of record, you can revoke your proxy before your shares are voted at the Special Meeting by:

•

Filing a written notice of revocation bearing a later date than the proxy with our Corporate Secretary at P.O. Box 25658, Eugene, Oregon 97402 at or before the taking of the vote at the Special Meeting;

•

Duly executing a later-dated proxy relating to the same shares and delivering it to our Corporate Secretary at P.O. Box 25658, Eugene, Oregon 97402 at or before the taking of the vote at the Special Meeting;

•	Attending the Special Meeting and voting in person (although attendance at the Special Meeting will not in and of itself constitute a revocation of a proxy); or

•

If you voted by telephone or via the Internet, voting again by the same means prior to 11:59 PM EDT on November 10, 2022 (your latest telephone or Internet vote, as applicable, will be counted and all earlier votes will be disregarded).

If you are a beneficial owner of shares, you may submit new voting instructions by contacting your bank, broker, or other holder of record. You may also vote in person at the Special Meeting if you obtain a legal proxy from them and register to attend the Special Meeting as described in the answers to previous questions.

Q:	Where can I find the voting results of the Special Meeting?

A:

We plan to announce the preliminary voting results at the Special Meeting. We will publish the results in a Current Report on Form 8-K filed with the SEC within four business days after the Special Meeting.

Q:	Who is paying for this Proxy Statement and the solicitation of my proxy, and how are proxies solicited?

A:

Proxies are being solicited by the Board of Directors for use at the Special Meeting. The Company’s officers and other employees, without additional remuneration, also may assist in the solicitation of proxies in the ordinary course of their employment. The Company also has engaged Georgeson as the Company’s proxy solicitor to assist in the solicitation of proxies for the Special Meeting. The Company has agreed to pay Georgeson a fee of approximately $15,000, as well as reasonable and customary documented expenses. The Company has also agreed to indemnify Georgeson and its affiliates against certain claims, liabilities, losses, damages and expenses.

In addition to the use of the mail and the Internet, solicitations may be made personally or by email or telephone, as well as by public announcement. The Company will bear the cost of this proxy solicitation. The Company may also request brokers, dealers, banks and their nominees to solicit proxies from their clients where appropriate and may reimburse them for reasonable expenses related thereto.

Q:	Who can help answer my questions?

A:

If you have questions about how to vote or direct a vote in respect of your shares or about the proposals, or if you need additional copies of the Proxy Statement or Proxy Card, you may contact Georgeson at:

Georgeson
1290 Avenue of the Americas, 9th Floor
New York, NY 10104

Shareholders, Banks and Brokers
Call Toll Free:
877-507-1756

You may also contact the Company at:

Arcimoto, Inc.
P.O. Box 25658
Eugene, Oregon 97402
Attention: Corporate Secretary

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our common stock as of September 15, 2022, unless otherwise noted below, for the following:

●	each person or entity known to own beneficially more than 5% of our outstanding common stock as of the date indicated in the corresponding footnote;

●	each of our named executive officers;

●	each director; and

●	all current directors and executive officers as a group.

Applicable percentage ownership is based on 44,910,424 shares of our common stock outstanding as of September 15, 2022, unless otherwise noted below, together with applicable options and warrants for each stockholder. Beneficial ownership is determined in accordance with the rules of the SEC, based on factors including voting and investment power with respect to shares of common stock subject to options currently exercisable, or exercisable within 60 days after September 15, 2022, and warrants currently vested, or vesting within 60 days after September 15, 2022, are deemed outstanding for the purpose of computing the percentage ownership of the person holding those securities, but are not deemed outstanding for computing the percentage ownership of any other person. Unless otherwise indicated, the address for each listed stockholder is c/o Arcimoto, Inc., P.O. Box 25658, Eugene, Oregon 97402.

Name and Address of Beneficial Owner	Shares Beneficially Owned(1)	Percentage Beneficially Owned
Jesse A. Fittipaldi	172,534(2)	*
Douglas M. Campoli	176,844(3)	*
Mark D. Frohnmayer	7,652,988(4)	16.9%
Terry L. Becker	149,153(5)	*
John Dorbin, Jr.	16,762(6)	*
Nancy E. Calderon	25,333	*
Dan M. Creed	0	*
Christopher W. Dawson	0	*
Jesse G. Eisler	490,456	1.1%
Joshua S. Scherer	104,745	*
All current directors, directors elect, director nominees, executive officers and named executive officers as a group (ten persons)	8,788,815	19.2%
5% or Greater Stockholders:
Invesco, Ltd.	2,271,384(7)	5.1%

*	Less than 1.0%.

(1)	Based on an aggregate of 44,910,424 shares of our Common Stock outstanding as of September 15, 2022.

(2)	Includes 170,544 shares that Mr. Fittipaldi has the right to acquire from us within 60 days of September 15, 2022, pursuant to the exercise of stock options.

(3)	Includes 131,544 shares that Mr. Campoli has the right to acquire from us within 60 days of September 15, 2022, pursuant to the exercise of stock options.

(4)

Includes 40,000 shares that Mr. Frohnmayer has the right to acquire from us within 60 days of September 15, 2022, pursuant to the exercise of stock options, 100,796 shares of deferred compensation and 300,000 shares issuable upon the exercise of warrants.

(5)	Includes 55,888 shares that Mr. Becker has the right to acquire from us within 60 days of September 15, 2022, pursuant to the exercise of stock options and 8,477 shares of deferred compensation.

(6)	Includes 16,762 shares that Mr. Dorbin has the right to acquire from us within 60 days of September 15, 2022, pursuant to the exercise of stock options.

(7)

Based on Schedule 13G/A filed with the SEC on February 9, 2022, consists of 2,271,384 shares held of record by clients of Invesco Ltd., over which Invesco Ltd. has sole voting power over 2,266,546 shares and sole dispositive power over 2,271,384 shares. Invesco Capital Management LLC is a subsidiary of Invesco Ltd. and advises the Invesco WilderHill Clean Energy ETF, the owner of such shares. The address for Invesco, Ltd. is 1555 Peachtree Street NE, Suite 1800, Atlanta, GA 30309.

PROPOSAL 1

TO APPROVE, FOR PURPOSES OF COMPLYING WITH NASDAQ LISTING RULE 5635(D), THE FULL ISSUANCE OF SHARES OF COMMON STOCK ISSUABLE BY THE COMPANY PURSUANT TO THE CONVERTIBLE NOTES AND THE WARRANTS

Background and Overview

Convertible Note and Warrant Securities Purchase Agreement

On August 31, 2022, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with an accredited investor (the “Convertible Note and Warrant Purchaser”) for an aggregate financing of $20.0 million. At the first closing under the Purchase Agreement, which occurred on September 1, 2022, the Company issued to the Convertible Note and Warrant Purchaser in a registered direct offering, (i) senior secured convertible notes of the Company (the “Convertible Notes”), in an aggregate principal amount of $10.0 million, which Convertible Notes are convertible into shares of the Company’s common stock under certain conditions; and (ii) warrants (the “Warrants”) to purchase up to an aggregate of 500,000 shares of the Company’s common stock. At the second closing under the Purchase Agreement, which the Company expects to occur upon certain conditions being satisfied, including the Company obtaining stockholder approval of the Convertible Note and Warrant Issuance Proposal, the Company will issue to the Convertible Note and Warrant Purchaser, (i) Convertible Notes in an aggregate principal amount of up to $10.0 million (the “Additional Convertible Notes”) and (ii) Warrants to purchase up to an aggregate of 500,000 shares of the Company’s common stock (the “Additional Warrants”). The Convertible Notes have an original issue discount of 6% and, as a result, the Company received gross proceeds of approximately $9,400,000 at the first closing. The Company expects to receive gross proceeds of an additional $9,400,000 at the second closing, assuming that the maximum number of Additional Convertible Notes and Additional Warrants are issued.

The securities issued pursuant to the first closing, including 2,000,000 shares of the Company’s common stock issuable upon conversion of the Convertible Notes at the initial conversion price of $5.00 (or up to 4,831,000 shares of the Company’s common stock issuable if the Company satisfies all of its amortization obligations under the Convertible Notes in shares of common stock) and 500,000 shares of the Company’s common stock issuable upon exercise of the Warrants at the initial exercise price of $10.00, were offered by the Company pursuant to an effective shelf registration statement on Form S-3 (File No. 333-261955), which was declared effective by the Securities and Exchange Commission (the “SEC”) on January 13, 2022, and a prospectus supplement to the base prospectus contained therein, filed by the Company with the SEC on September 1, 2022 pursuant to Rule 424(b) under the Securities Act of 1933, as amended.

Why We are Seeking Stockholder Approval of the Convertible Note and Warrant Issuance Proposal

Pursuant to Nasdaq Rule 5635(d), stockholder approval is required prior to the issuance of securities in a transaction, other than a public offering, involving the sale, issuance or potential issuance by the Company of common stock (or securities convertible into or exercisable for common stock), which equals 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance, at a price less than the lower of: (i) the closing price immediately preceding the signing of the binding agreement, or (ii) the average closing price of the common stock for the five trading days immediately preceding the signing of the binding agreement for the transaction.

In light of this rule, the Purchase Agreement provides that, unless the Company obtains the approval of its stockholders as required by Nasdaq, the Company is prohibited from issuing any shares of common stock pursuant to the terms of the Convertible Notes and/or the Warrants if the issuance of such shares of common stock would exceed 19.99% of the Company’s outstanding shares of common stock as of August 31, 2022, or if such issuance would otherwise exceed the aggregate number of shares of common stock which the Company may issue without breaching its obligations under the rules and regulations of Nasdaq. Further, pursuant to the Purchase Agreement, the Company agreed to obtain stockholder approval of the Convertible Note and Warrant Issuance Proposal by either (x) obtaining written consent of the stockholders and filing an information statement relating thereto with the SEC prior to the 45th day after the date of the first closing under the Purchase Agreement or (y) filing a proxy statement and soliciting votes from the Company’s stockholders at a special meeting to be held no later than 60 days after the date of the first closing under the Purchase Agreement (the “Stockholder Meeting Deadline”), in each case, on the terms specified in the Purchase Agreement. If the Company does not obtain stockholder approval of the Convertible Note and Warrant Issuance Proposal on or prior to the Stockholder Meeting Deadline, the Company will be obligated to continue to seek stockholder approval of the Convertible Note and Warrant Issuance Proposal semi-annually until the stockholder approval is obtained.

As a condition to the first closing under the Purchase Agreement, certain existing stockholders representing approximately 20% of the Company’s outstanding common stock (collectively, the “Principal Stockholders”) executed Voting Agreements with the Company, pursuant to which the Principal Stockholders agreed to vote all of their shares of the Company’s common stock in favor of the Convertible Note and Warrant Issuance Proposal. Pursuant to the Purchase Agreement, upon obtaining stockholder approval of the Convertible Note and Warrant Issuance Proposal, the Company has the right, but not the obligation, to require the Convertible Note and Warrant Purchaser to purchase up to the maximum amount of the Additional Convertible Notes and the Additional Warrants pursuant to a registered direct offering under the Registration Statement. The second closing will occur if, after obtaining stockholder approval of the Convertible Note and Warrant Issuance Proposal, the Company chooses to exercise such right under the Purchase Agreement and gives notice to the Convertible Note and Warrant Purchaser at any time after the 90th trading day after the date of the first closing under the Purchase Agreement, as well as certain other conditions being satisfied pursuant to the terms specified in the Purchase Agreement. In addition, pursuant to the Purchase Agreement and upon obtaining stockholder approval of the Convertible Note and Warrant Issuance Proposal, the Convertible Note and Warrant Purchaser has the right, but not the obligation, to require the Company to sell to the Convertible Note and Warrant Purchaser up to the maximum amount of Additional Notes and Additional Warrants purchased by the Convertible Note and Warrant Purchaser in the first closing under the Purchase Agreement (each such additional closing, an “Additional Optional Closing”). If the Convertible Note and Warrant Purchaser has not elected to effect an Additional Optional Closing on or prior to the earlier to occur of the first calendar day after the first anniversary of the first closing under the Purchase Agreement, the Convertible Note and Warrant Purchaser shall have no further right to effect an Additional Optional Closing under the Purchase Agreement.

Convertible Notes

The Convertible Notes bear interest at 6% per annum and mature on September 1, 2024, unless earlier converted or redeemed, subject to the right of the Convertible Note and Warrant Purchaser to extend the date under certain circumstances. Commencing October 1, 2022, the Company is required to make monthly payments on the Convertible Notes on the first trading day of each month through the maturity date, payable in cash or shares of the Company’s common stock. If the Company elects to pay in cash, the principal due includes a 10% premium, plus accrued and unpaid interest and late charges, if any, on the Convertible Notes. If the Company elects to pay in stock, the stock for purposes of the monthly amortization is valued at 92% of the average of the five lowest daily volume-weighted average closing prices over the ten trading days prior to the amortization, subject to a maximum price of $5 per share. The Convertible Note and Warrant Purchaser has the option to defer individual amortization payments to a later date, as well as, in the case of stock, accelerate four months of amortization payments per due date.

All amounts due under the Convertible Notes are convertible at any time, in whole or in part, at the Convertible Note and Warrant Purchaser’s option, into shares of the Company’s common stock at the initial conversion price of $5.00, which conversion price is subject to certain adjustments; provided, however, that the Convertible Note and Warrant Purchaser may not have the right to any shares of common stock otherwise issuable pursuant to the terms of the Convertible Notes if, after giving effect to the conversion or issuance, the Convertible Note and Warrant Purchaser together with its affiliates would beneficially own in excess of 4.99% of the outstanding shares of the Company’s common stock. The Convertible Note and Warrant Purchaser may from time to time increase this limit to 9.99%, provided, however, that such increase will not be effective until the 61st day after delivery of a notice to the Company. If an event of default occurs under the Convertible Notes, the Convertible Note and Warrant Purchaser may convert all, or any part, of the principal amount of the Convertible Notes and all accrued and unpaid interest and late charges, if any, at an alternate conversion price, as described in the Convertible Notes. Subject to certain conditions, the Company has the right to redeem all or a portion of the outstanding Convertible Notes and all accrued and unpaid interest and late charges in cash at a 10% redemption premium. Additionally, in connection with a Fundamental Transaction (as defined in the Convertible Notes) or an event of default, the Convertible Note and Warrant Purchaser may require the Company to redeem all or any portion of the Convertible Notes at a 20% redemption premium. Prior to the conversion of the Convertible Notes, the Convertible Note and Warrant Purchaser is entitled to receive any dividends paid or distributions made to the holders of the Company’s common stock on an “as if converted” basis.

Warrants

The Warrants are exercisable at an exercise price of $10.00 per share, subject to certain adjustments, on or after the six month and one day anniversary of the initial issuance date and expire on the five-year anniversary of the initial exercisability date of the Warrants. The Convertible Note and Warrant Purchaser may not have the right to any shares of common stock otherwise issuable pursuant to the terms of the Warrant if, after giving effect to the exercise of a Warrant, the Convertible Note and Warrant Purchaser together with its affiliates would beneficially own in excess of 4.99% of the outstanding shares of the Company’s common stock. The Convertible Note and Warrant Purchaser may from time to time increase this limit to 9.99%, provided, however, that such increase will not be effective until the 61st day after delivery of a notice to the Company. The Warrants restrict the Company from entering into a Fundamental Transaction (as defined in the Warrants), subject to certain exceptions, and provide for an adjustment of the exercise price in the event of a Fundamental Transaction. The Warrants may be exercised for cash, provided that, if there is no effective registration statement available registering the exercise of the warrants, the warrants may be exercised on a cashless basis. Prior to the exercise of the Warrants, the Convertible Note and Warrant Purchaser is entitled to receive any dividends paid or distributions made to the holders of the Company’s common stock on an “as if exercised” basis.

Security Agreement

In connection with the Purchase Agreement, the Company entered into a Security and Pledge Agreement (the “Security Agreement”) with the Convertible Note and Warrant Purchaser, as collateral agent. Pursuant to the terms of the Security Agreement, the Company granted to the collateral agent, for the ratable benefit of the collateral agent and the Convertible Note and Warrant Purchaser, a valid, enforceable, and perfected security interest in the Collateral (as defined in the Security Agreement) to secure the Company’s obligations under the Purchase Agreement, the Convertible Notes, and the other Transaction Documents (as defined in the Security Agreement).

Additional Information

This summary is intended to provide you with basic information concerning the Purchase Agreement, the Convertible Notes, the Warrants, the Voting Agreements and the Security Agreement. The full text of each agreement was included as exhibits to our Current Report on Form 8-K filed with the SEC on September 1, 2022.

Effect on Current Stockholders if the Convertible Note and Warrant Issuance Proposal is Approved

Each additional share of common stock that would be issuable to the Convertible Note and Warrant Purchaser would have the same rights and privileges as each share of our currently outstanding common stock. The issuance of shares of common stock to the Convertible Note and Warrant Purchaser pursuant to the terms of the Convertible Notes and the Warrants will not affect the rights of the holders of our outstanding common stock, but such issuances will have a dilutive effect on the existing stockholders, including the voting power and economic rights of the existing stockholders, and may result in a decline in our stock price or greater price volatility. Further, any sales in the public market of our shares of common stock issuable to the Convertible Note and Warrant Purchaser could adversely affect prevailing market prices of our shares of common stock.

As of the date of this Proxy Statement, the outstanding Convertible Notes are convertible into an aggregate of 2,000,000 shares of our common stock and the outstanding Warrants are exercisable for an aggregate of 500,000 shares of our common stock. Further, if all amortization payments on the outstanding Convertible Notes are satisfied in shares of common stock, we estimate that we would issue approximately 2,831,000 shares of our common stock to the Convertible Note and Warrant Purchaser in satisfaction of such amortization payments. In addition, we may be required to issue additional shares of common stock in order to satisfy any such conversions and/or amortization payments in the event of certain events under the Purchase Agreement that would have the effect of decreasing the conversion rate and/or increasing the amortization payments, respectively.

If we obtain stockholder approval of the Convertible Note and Warrant Issuance Proposal and elect to issue the maximum amount of Additional Convertible Notes and Additional Warrants to the Convertible Note and Warrant Purchaser at the second closing, such Additional Convertible Notes will be convertible into an aggregate of 2,000,000 additional shares of our common stock and such Additional Warrants will be exercisable for an aggregate of 500,000 additional shares of our common stock. Further, if all amortization payments on such Additional Convertible Notes are paid in shares of common stock, we estimate that we would issue approximately 2,831,000 shares of our common stock to the Convertible Note and Warrant Purchaser in satisfaction of such amortization payments.

Effect on Current Stockholders if the Convertible Note and Warrant Issuance Proposal is Not Approved

The Company is not seeking the approval of its stockholders to authorize its entry into the Purchase Agreement, the Convertible Notes, the Warrants and any related documents, as the Company has already done so and such documents already are binding obligations of the Company. The failure of the Company’s stockholders to approve the Convertible Note and Warrant Issuance Proposal will not negate the existing terms of the documents, which will remain binding obligations of the Company.

If the stockholders do not approve this proposal, the Company will be unable to issue 20.0% or more of the Company’s outstanding shares of common stock as of August 31, 2022 to the Convertible Note and Warrant Purchaser pursuant to the terms of the Convertible Notes and/or the Warrants. As a result, the Company may be obligated to satisfy our obligations under the Convertible Notes, including but not limited to amortization payments, and the Warrants in cash. If all amortization payments on the outstanding Convertible Notes are satisfied in cash, we estimate that we would pay approximately $11,154,000 in satisfaction of such amortization payments. Further, the Company is required to obtain stockholder approval of the Convertible Note and Warrant Issuance Proposal in order to exercise its option under the Purchase Agreement to issue the Additional Notes and Additional Warrants to the Convertible Note and Warrant Purchaser at the second closing. Accordingly, if approval of the Convertible Note and Warrant Issuance Proposal is not obtained, the Company will be unable to issue the Additional Convertible Notes and Additional Warrants and may need to seek alternative sources of financing, which financing may not be available on advantageous terms, or at all, and which may result in the incurrence of additional transaction expenses. The Company expects to receive gross proceeds of approximately $9,400,000 upon issuance of the Additional Notes and Additional Warrants.

The Company’s ability to successfully implement its business plans and ultimately generate value for its stockholders is dependent upon its ability to raise capital and satisfy its ongoing business needs. If the Company is required to satisfy its obligations under the Convertible Notes and the Warrants in cash rather than common stock, the Company may not have the capital necessary to fully satisfy its ongoing business needs, the effect of which could materially and adversely impact future operating results, and result in a delay in or modification or abandonment of our business plans. Additionally, it may be necessary for the Company to acquire additional financing in order to satisfy its obligations under the Convertible Notes and the Warrants in cash, which financing may not be available on advantageous terms, or at all, and which may result in the incurrence of additional transaction expenses.

Further, pursuant to the Purchase Agreement, if the Company does not obtain stockholder approval of the Convertible Note and Warrant Issuance Proposal on or prior to the Stockholder Meeting Deadline, the Company will be obligated to continue to seek stockholder approval of the Convertible Note and Warrant Issuance Proposal semi-annually until such approval is obtained or until the Convertible Notes are no longer outstanding. As such, failure to obtain stockholder approval of the Convertible Note and Warrant Issuance Proposal at the Special Meeting will require the Company to incur the costs of holding one or more additional stockholder meetings until it obtains such approval.

Required Vote of Stockholders

The approval of the Convertible Note and Warrant Issuance Proposal requires that a quorum exist and that the number of votes cast in favor of approval of the Convertible Note and Warrant Issuance Proposal exceeds the number of votes cast against adoption of the Convertible Note and Warrant Issuance Proposal. Abstentions are not considered votes cast and will therefore have no effect on the Convertible Note and Warrant Issuance Proposal. Under applicable Nasdaq Stock Market listing rules, brokers are not permitted to vote shares held for a customer on “non-routine” matters (such as the Convertible Note and Warrant Issuance Proposal) without specific instructions from the customer. Therefore, broker non-votes are not considered votes cast and will also have no effect on the outcome of the Convertible Note and Warrant Issuance Proposal.

As a condition to the first closing under the Purchase Agreement, certain existing stockholders representing approximately 20% of the Company’s outstanding common stock have executed Voting Agreements with the Company, pursuant to which such stockholders have agreed to vote all of their shares of the Company’s common stock in favor of the Convertible Note and Warrant Issuance Proposal.

Recommendation of our Board

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” APPROVAL, FOR PURPOSES OF COMPLYING WITH NASDAQ LISTING RULE 5635(D), OF THE FULL ISSUANCE OF SHARES OF COMMON STOCK ISSUABLE BY THE COMPANY PURSUANT TO THE CONVERTIBLE NOTES AND THE WARRANTS.

PROPOSAL 2

TO APPROVE, FOR PURPOSES OF COMPLYING WITH NASDAQ LISTING RULE 5635(D), THE FULL ISSUANCE OF SHARES OF COMMON STOCK ISSUABLE BY THE COMPANY PURSUANT TO THE EQUITY LINE OF CREDIT

Background and Overview

ELOC Common Stock Purchase Agreement

On October 4, 2022, the Company entered into a common stock purchase agreement (the “Common Stock Purchase Agreement”) with Tumim Stone Capital LLC (the “ELOC Investor”). Pursuant to the Common Stock Purchase Agreement, the Company has the right, but not the obligation, to sell to the ELOC Investor, and the ELOC Investor is obligated to purchase, up to $50.0 million of newly issued shares (the “Purchase Shares”) of the Company’s common stock from time to time during the term of the agreement (the “Equity Line of Credit”), subject to certain limitations and conditions. In addition, pursuant to the terms of the Common Stock Purchase Agreement, as consideration for its commitment to purchase shares of Common Stock from time to time at our direction, the Company issued 386,369 shares of common stock to the ELOC Investor on October 5, 2022 as “initial commitment shares” (representing 50% of the total number of “commitment shares” that the Company agreed to issue to the ELOC Investor for its commitment to purchase the Purchase Shares), and the Company has agreed to issue 386,369 additional shares of common stock as “additional commitment shares” (representing the balance of the total number of “commitment shares” the Company agreed to issue to the ELOC Investor under the Common Stock Purchase Agreement) to the ELOC Investor, if and when the Company has obtained stockholder approval of the ELOC Issuance Proposal.

The Company does not have the right to commence any sales of Purchase Shares to the ELOC Investor pursuant to the Equity Line of Credit unless all of the conditions to the ELOC Investor’s purchase obligation set forth in the Common Stock Purchase Agreement are satisfied (or, where legally permissible, waived) at the time of each purchase under the Common Stock Purchase Agreement, including stockholder approval of the ELOC Issuance Proposal. As a result, unless and until we obtain stockholder approval of the ELOC Issuance Proposal, we cannot sell any Purchase Shares to the ELOC Investor under the Equity Line of Credit, unless the ELOC Investor were to agree to waive satisfaction of such condition, which it may or may not elect to do in its sole and absolute discretion.

Pursuant to the Common Stock Purchase Agreement, from and after the initial satisfaction of the conditions to the Company’s right to commence sales of Purchase Shares to the ELOC Investor, including but not limited to obtaining stockholder approval of the ELOC Issuance Proposal (such event, the “Commencement,” and the date of initial satisfaction of all such conditions, the “Commencement Date”), the Company may direct the ELOC Investor to purchase shares of common stock at a purchase price per share equal to 95% of the lowest daily dollar volume-weighted average price for the common stock during the three consecutive trading day period immediately following the date on which the Company delivers to the ELOC Investor a notice for such purchase. The Company will control the timing and amount of any such sales of common stock to the ELOC Investor. Actual sales of shares of common stock to the ELOC Investor will depend on a variety of factors to be determined by the Company from time to time, including, among other things, market conditions, the trading price of the common stock, and determinations by the Company as to the appropriate sources of funding for the Company and its operations. In addition, a beneficial ownership limitation in the Common Stock Purchase Agreement initially limits the Company from directing the ELOC Investor to purchase shares of common stock if such purchases would result in the ELOC Investor beneficially owning more than 4.99% of the then outstanding shares of common stock (subject to an increase to 9.99% at the ELOC Investor’s option upon at least 61 calendar days’ notice).

Unless earlier terminated, the Common Stock Purchase Agreement will automatically terminate upon the earliest of (i) the expiration of the 24-month period following the Commencement Date, (ii) the Investor’s purchase or receipt of all of the Purchase Shares or (iii) the occurrence of certain other events set forth in the Common Stock Purchase Agreement. The Company has the right to terminate the agreement at any time after Commencement, at no cost or penalty, upon five trading days’ prior written notice to the Investor. The Investor has the right to terminate the agreement upon five trading days’ prior written notice to the Company, but only upon the occurrence of certain events set forth in the Common Stock Purchase Agreement, including but not limited to failure to obtain stockholder approval of the ELOC Issuance Proposal prior to June 30, 2023.

The Commitment Shares and the Purchase Shares were offered by the Company pursuant to an effective shelf registration statement on Form S-3 (File No. 333-261955), which was declared effective by the SEC on January 13, 2022, and a prospectus supplement to the base prospectus contained therein, dated October 4, 2022, filed with the SEC pursuant to Rule 424(b) under the Securities Act of 1933, as amended.

Why We are Seeking Stockholder Approval of the ELOC Issuance Proposal

Pursuant to Nasdaq Rule 5635(d), stockholder approval is required prior to the issuance of securities in a transaction, other than a public offering, involving the sale, issuance or potential issuance by the Company of common stock (or securities convertible into or exercisable for common stock), which equals 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance, at a price less than the lower of: (i) the closing price immediately preceding the signing of the binding agreement, or (ii) the average closing price of the common stock for the five trading days immediately preceding the signing of the binding agreement for the transaction.

In light of this rule, the Common Stock Purchase Agreement provides that, unless the Company obtains the approval of the ELOC Issuance Proposal, the Company is prohibited from issuing any Purchase Shares to the ELOC Investor pursuant to the Equity Line of Credit if the issuance of such shares of common stock, together with the Commitment Shares, would exceed 19.99% of the Company’s outstanding shares of common stock as of October 4, 2022, or if such issuance would otherwise exceed the aggregate number of shares of common stock which the Company may issue without breaching its obligations under the rules and regulations of Nasdaq. Further, pursuant to the Common Stock Purchase Agreement, the Company agreed to obtain stockholder approval of the ELOC Issuance Proposal by no later than June 30, 2023 on the terms specified in the Common Stock Purchase Agreement. If the Company does not obtain stockholder approval of the ELOC Issuance Proposal on or prior to June 30, 2023, the ELOC Investor has the right to terminate the Common Stock Purchase Agreement upon five trading days’ prior written notice to the Company.

Additional Information

This summary is intended to provide you with basic information concerning the Common Stock Purchase Agreement. The full text of the Common Stock Purchase Agreement was included as an exhibit to our Current Report on Form 8-K filed with the SEC on October 5, 2022.

Effect on Current Stockholders if the ELOC Issuance Proposal is Approved

Each additional share of common stock that would be issuable to the ELOC Investor would have the same rights and privileges as each share of our currently outstanding common stock. The issuance of shares of common stock to the ELOC Investor pursuant to the terms of the ELOC Agreement will not affect the rights of the holders of our outstanding common stock, but such issuances will have a dilutive effect on the existing stockholders, including the voting power and economic rights of the existing stockholders, and may result in a decline in our stock price or greater price volatility. Further, any sales in the public market of our shares of common stock issuable to the ELOC Investor could adversely affect prevailing market prices of our shares of common stock.

Effect on Current Stockholders if the ELOC Issuance Proposal is Not Approved

The Company is not seeking the approval of its stockholders to authorize its entry into the Common Stock Purchase Agreement and any related documents, as the Company has already done so and such documents already are binding obligations of the Company. The failure of the Company’s stockholders to approve the ELOC Issuance Proposal will not negate the existing terms of the documents, which will remain binding obligations of the Company. In particular, the Company has already issued the Commitment Shares to the ELOC Investor as consideration for its commitment to purchase shares of common stock under the Common Stock Purchase Agreement, and the ELOC Investor will be under no obligation to return the Commitment Shares in the event that no Purchase Shares are issued pursuant to the Equity Line of Credit.

If the stockholders do not approve the ELOC Issuance Proposal, the Company will be unable to issue any Purchase Shares pursuant to the Equity Line of Credit. Accordingly, if stockholder approval of the ELOC Issuance Proposal is not obtained, the Company may need to seek alternative sources of financing, which financing may not be available on advantageous terms, or at all, and which may result in the incurrence of additional transaction expenses. The Company expects to receive gross proceeds of $50.0 million upon issuance of all of the Purchase Shares.

The Company’s ability to successfully implement its business plans and ultimately generate value for its stockholders is dependent upon its ability to raise capital and satisfy its ongoing business needs. If the Company is unable to issue Purchase Shares pursuant to the Equity Line of Credit, it may be unable to fully satisfy its ongoing business needs on the terms or timeline it anticipates, if at all, the effect of which could materially and adversely impact future operating results, and result in a delay in or modification or abandonment of our business plans.

Further, pursuant to the Common Stock Purchase Agreement, if the Company does not obtain stockholder approval of the ELOC Issuance Proposal at this Special Meeting, the Company will be obligated to continue to seek stockholder approval of the ELOC Issuance Proposal every three months until such approval is obtained or until the termination of the Common Stock Purchase Agreement. As such, failure to obtain stockholder approval of the ELOC Issuance Proposal at the Special Meeting will require the Company to incur the costs of holding one or more additional stockholder meetings until it obtains such approval.

Required Vote of Stockholders

The approval of the ELOC Issuance Proposal requires that a quorum exist and that the number of votes cast in favor of approval of the ELOC Issuance Proposal exceeds the number of votes cast against approval of the ELOC Issuance Proposal. Abstentions are not considered votes cast and will therefore have no effect on the ELOC Issuance Proposal. Under applicable Nasdaq Stock Market listing rules, brokers are not permitted to vote shares held for a customer on “non-routine” matters (such as the ELOC Issuance Proposal) without specific instructions from the customer. Therefore, broker non-votes are not considered votes cast and will also have no effect on the outcome of the ELOC Issuance Proposal.

Recommendation of our Board

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” APPROVAL, FOR PURPOSES OF COMPLYING WITH NASDAQ LISTING RULE 5635(D), OF THE FULL ISSUANCE OF SHARES OF COMMON STOCK ISSUABLE BY THE COMPANY PURSUANT TO THE EQUITY LINE OF CREDIT.

PROPOSAL 3

APPROVAL OF AN AMENDMENT TO THE COMPANY’S ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

Background and Overview

Our Board of Directors has acted unanimously to adopt the proposal to amend our Second Amended and Restated Articles of Incorporation (the “Articles of Incorporation”) to increase the number of shares of authorized common stock, no par value per share, from 100,000,000 to 200,000,000 (the “Increased Capitalization Amendment”). The Board of Directors is now asking you to approve the Increased Capitalization Amendment.

As of October 3, 2022, there were 46,086,327 shares of our common stock outstanding. As of October 3, 2022, an aggregate of 25,070,187 shares of common stock were reserved for issuance pursuant to the Convertible Notes and the Warrants. Further, if we issue the maximum number of Additional Convertible Notes and Additional Warrants at the second closing under the Convertible Note and Warrant Purchase Agreement (as described in Proposal 1), we anticipate that an aggregate of 25,500,000 additional shares of common stock will be reserved for issuance pursuant to such Additional Convertible Notes and Additional Warrants. In addition, as of October 3, 2022, an aggregate of 7,778,294 shares of common stock were reserved for issuance under our various employee benefit and compensation plans and 20,160,309 shares of common stock were reserved for issuance under the ATM program. As a result of the foregoing, as of October 3, 2022, there were only 904,883 shares of authorized common stock available for future use. Further, subsequent to October 3, 2022, we issued 386,369 shares of common stock to the ELOC Investor as “initial commitment shares,” and we have agreed to issue an additional 386,369 shares of common stock as “additional commitment shares” and to reserve $50.0 million in shares of common stock for issuance as Purchase Shares, in each case, pursuant to the terms of the Common Stock Purchase Agreement.

Form of the Increased Capitalization Amendment

If stockholders approve the Increased Capitalization Proposal, Article IV, Section 4.1 of the Articles of Incorporation will be amended to increase the number of shares of common stock the Company is authorized to issue from 100,000,000 to 200,000,000. There will be no change to the number of authorized shares of preferred stock, which will remain at 5,000,000 shares. Both the common stock and the preferred stock will continue to be no par value, respectively. The amendment would amend Article IV, Section 4.1 of our Articles of Incorporation, to read in its entirety as follows:

4.1 Number of Shares.    The Company is authorized to issue 200,000,000 shares of Common Stock, without par value, and 5,000,000 shares of Preferred Stock, without par value.

Why We are Seeking Stockholder Approval of the Increased Capitalization Proposal

The Board of Directors is recommending that our stockholders approve an increase in the number of our authorized shares of common stock primarily to give the Company appropriate flexibility to issue shares for future corporate needs, including for financing, equity incentive and strategic purposes. The shares may be issued by the Board of Directors in its discretion, subject to any further stockholder action required in the case of any particular issuance by applicable law, regulatory agency, or under the rules of any securities exchange. With the exception of already outstanding rights referenced above for which reservation has been made, there is no present agreement to issue any material amount of shares. The newly authorized shares of common stock would be issuable for any proper corporate purpose, including future acquisitions, investment opportunities, capital raising transactions of equity or convertible debt securities, stock splits, stock dividends, issuance under current or future equity compensation plans, employee stock or incentive and savings plans or for other corporate purposes. There are no immediate plans, arrangements, commitments or understandings with respect to issuance of any of the additional shares of common stock that would be authorized by the proposed amendment. However, the Board of Directors believes that these additional shares will provide the Company with needed ability to issue shares in the future to take advantage of market conditions or favorable opportunities without the potential expense or delay incident to obtaining stockholder approval for a particular issuance.

Effectiveness of the Increased Capitalization Amendment

If the proposed amendment is adopted, it will become effective upon the filing of a certificate of amendment to our Articles of Incorporation with the Secretary of State of the State of Oregon.

Effect on Current Stockholders if the Increased Capitalization Proposal is Approved

The Board of Directors selected the size of the proposed increase to provide the Company with sufficient authorized shares for use for any of the purposes described above, including any necessary financing transactions, as well as to provide it the ability to take advantage of other opportunities that may be available to it that would require the use of shares of common stock without the cost and time that would be needed to seek further amendments to its Certificate of Incorporation.

Approving the amendment to increase the authorized number of shares of the Company’s common stock will not result in any dilution to current shareholders unless and until the Company issues such additional shares in the future. The additional authorized shares of common stock, if and when issued, would be part of the existing class of common stock and would have the same rights and privileges as the shares of common stock currently outstanding, including the right to cast one vote per share of common stock. Although the authorization of additional shares would not, in itself, have any effect on the rights of any holder of the Company’s common stock, the future issuance of additional shares of common stock (other than a stock split or dividend) would have the effect of diluting the voting rights of existing shareholders. Future issuances of common stock or securities convertible into common stock could also have a dilutive effect on the earnings per share, book value per share and percentage interest of holdings of current stockholders.

In addition, the availability of additional shares of common stock for issuance could, under certain circumstances, discourage or make more difficult efforts to obtain control of the Company. The Board of Directors is not aware of any attempt, or contemplated attempt, to acquire control of the Company. This proposal is not being presented with the intent that it be used to prevent or discourage any acquisition attempt, but nothing would prevent the Board of Directors from taking any appropriate actions not inconsistent with its fiduciary duties.

The Company’s stockholders do not have preemptive rights with respect to the common stock. Accordingly, should the Board of Directors elect to issue additional shares of common stock, existing stockholders would not have any preferential rights to purchase the shares.

Required Vote of Stockholders

The approval of the Increased Capitalization Proposal requires that a quorum exist and that the number of votes cast in favor of approval of the Increased Capitalization Proposal exceeds the number of votes cast against approval of the Increased Capitalization Proposal. Abstentions are not considered votes cast and will therefore have no effect on the Increased Capitalization Proposal. Under applicable Nasdaq Stock Market listing rules, brokers are not permitted to vote shares held for a customer on “non-routine” matters (such as the Increased Capitalization Proposal) without specific instructions from the customer. Therefore, broker non-votes are not considered votes cast and will also have no effect on the outcome of the Increased Capitalization Proposal.

Recommendation of our Board

OUR BOARD UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” THE PROPOSAL TO APPROVE AN AMENDMENT TO THE COMPANY’S ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK.

PROPOSAL 4

APPROVAL OF AN AMENDMENT TO THE COMPANY’S ARTICLES OF INCORPORATION TO DECREASE THE NUMBER OF SHARES OF THE COMPANY’S COMMON STOCK WHICH SHALL CONSTITUTE A QUORUM FOR THE TRANSACTION OF BUSINESS AT ANY MEETING OF STOCKHOLDERS

Background and Overview

Our Board of Directors has acted unanimously to amend our Bylaws to decrease the number of shares of common stock which shall constitute a quorum for the transaction of business at any meeting of stockholders from a majority to one-third (1/3). However, pursuant to the Oregon Business Corporation Act, in order to decrease the quorum requirement below a majority, we are required to authorize such decrease pursuant to our Articles of Incorporation. Our Articles of Incorporation are currently silent as to quorum. As a result, our Board of Directors has acted unanimously to adopt the proposal to amend our Articles of Incorporation to include a provision stating that the number of shares of common stock which shall constitute a quorum for the transaction of business at any meeting of stockholders is one-third (1/3) (the “Decreased Quorum Amendment”). The Board of Directors is now asking you to approve the Decreased Quorum Amendment.

Form of the Decreased Quorum Amendment

If stockholders approve the Decreased Amendment Proposal, the Articles of Incorporation will be amended to include a new Article X, which will read in its entirety as follows:

Article X.    Quorum.

a.           One-third (1/3) of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum for the transaction of business at any shareholders’ meeting. If a person attends a meeting for the express purpose of objecting to transacting any business on the grounds that the meeting was not lawfully called or convened, the shares held by that person or represented by a proxy given to that person shall not be included for purposes of determining whether a quorum is present. Once a share is represented for any purpose at a meeting, other than for the purpose of objecting as provided above, it is deemed present for quorum purposes for the remainder of the meeting and any adjournment thereof, unless a new record date is or must be set for the resumed meeting. The persons present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough persons to leave less than a quorum.

b.           In the absence of a quorum, a majority of the shares represented in person or by proxy may adjourn the meeting from time to time until a quorum shall attend. Any business that might have been transacted at the original meeting may be transacted at the resumed meeting if a quorum exists.

Why We are Seeking Stockholder Approval of the Decreased Quorum Proposal

The Board of Directors believes that, without the proposed Decreased Quorum Amendment, there is an increasing danger that the Company will not be able to obtain a quorum at future stockholder meetings, thus hindering the Company’s ability to conduct business. Due to the size of, and how dispersed the Company’s stockholder base is, it has become increasingly more difficult to obtain the current quorum at stockholder meetings, and as a result the Company’s ability to conduct business has become impaired. Without stockholder consent, the Company may not be able to, among other things, alter or amend its stock option plans, conduct certain types of mergers and acquisitions, or raise capital in certain types of transactions. The Board of Directors believes that the proposed amendment will increase the likelihood that the Company will be able to obtain a quorum.

Effectiveness of the Decreased Quorum Amendment

If the Decreased Quorum Amendment is adopted, it will become effective upon the filing of a certificate of amendment to our Articles of Incorporation with the Secretary of State of the State of Oregon. The Decreased Quorum Proposal will have no effect on the existence of a quorum for purposes of the Special Meeting.

Required Vote of Stockholders

The approval of the Decreased Quorum Proposal requires that a quorum exist and that the number of votes cast in favor of approval of the Decreased Quorum Proposal exceeds the number of votes cast against approval of the Decreased Quorum Proposal. Abstentions are not considered votes cast and will therefore have no effect on the Decreased Quorum Proposal. Under applicable Nasdaq Stock Market listing rules, brokers are not permitted to vote shares held for a customer on “non-routine” matters (such as the Decreased Quorum Proposal) without specific instructions from the customer. Therefore, broker non-votes are not considered votes cast and will also have no effect on the outcome of the Decreased Quorum Proposal.

Recommendation of our Board

OUR BOARD UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” THE PROPOSAL TO APPROVE AN AMENDMENT TO THE COMPANY’S ARTICLES OF INCORPORATION TO DECREASE THE NUMBER OF SHARES OF THE COMPANY’S COMMON STOCK WHICH SHALL CONSTITUTE A QUORUM FOR THE TRANSACTION OF BUSINESS AT ANY MEETING OF STOCKHOLDERS.

PROPOSAL 5

PROPOSAL TO APPROVE AN AMENDMENT TO THE COMPANY’S ARTICLES OF INCORPORATION TO AUTHORIZE THE COMPANY’S BOARD OF DIRECTORS TO COMBINE OUTSTANDING SHARES OF THE COMPANY’S COMMON STOCK INTO A LESSER NUMBER OF OUTSTANDING SHARES, A “REVERSE STOCK SPLIT,” BY A RATIO OF NOT LESS THAN ONE-FOR-FIVE AND NOT MORE THAN ONE-FOR-TWENTY, WITH THE EXACT RATIO TO BE SET WITHIN THIS RANGE BY THE COMPANY’S BOARD OF DIRECTORS IN ITS SOLE DISCRETION

Background and Overview

The Board of Directors has approved the form of an amendment to our Articles of Incorporation to combine the outstanding shares of our common stock into a lesser number of outstanding shares (the “Reverse Stock Split Amendment”). As of September 15, 2022, there were 44,910,424 shares of our common stock outstanding. If approved by the stockholders as proposed, the Board of Directors would have the sole discretion to effect the amendment and combination at any time before December 31, 2023 and to fix the specific ratio for the combination, provided that the ratio would be not less than one-for-five and not more than one-for-twenty (the “Reverse Stock Split Ratio”). The Board of Directors would also have the discretion to abandon the amendment prior to its effectiveness.

Form of the Reverse Stock Split Amendment

If stockholders approve the Reverse Stock Split Proposal, the Articles of Incorporation will be amended to include a new Article XI, the form of which will read in its entirety as follows:

Contingent and effective as of [_____] on [_____] (the “Effective Time”), each [_____] shares of Common Stock issued and outstanding prior to the Effective Time shall, automatically and without any action on the part of the respective holders thereof, be combined and converted into one (1) share of Common Stock (the “Reverse Stock Split”). No fractional share shall be issued in connection with the foregoing combination of the shares pursuant to the Reverse Stock Split. Stockholders who would otherwise be entitled to receive a fractional share as a result of the Reverse Stock Split will receive one whole share of common stock in lieu of such fractional share.

The Reverse Stock Split shall occur automatically without any further action by the holders of Common Stock, and whether or not the certificates representing such shares have been surrendered to the Company; provided, however, that the Company shall not be obligated to issue certificates evidencing the shares of Common Stock issuable as a result of the Reverse Stock Split unless the existing certificates evidencing the applicable shares of stock prior to the Reverse Stock Split are either delivered to the Company, or the holder notifies the Company that such certificates have been lost, stolen or destroyed, and executes an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with such certificates.

Any amendment to the Articles of Incorporation to effect the Reverse Stock Split will include the Reverse Stock Split Ratio fixed by the Board of Directors, within the range approved by our stockholders.

Why We are Seeking Stockholder Approval of the Reverse Stock Split Proposal

The Company’s common stock is listed on Nasdaq, which has as one of its continued listing requirements that listed securities maintain a minimum bid price of not less than $1.00 per share. As of September 15, 2022, the last reported sales price of the Company’s common stock was $1.91. Although our minimum bid price has not yet fallen below $1.00 per share, the Reverse Stock Split Proposal primarily is intended to increase our per share bid price and ensure that we may continue to the satisfy Nasdaq continued listing requirements. Reducing the number of outstanding shares of our common stock should, absent other factors, increase the per share market price of the common stock, although we cannot provide any assurance that we will be able to meet or maintain a bid price over the minimum bid price requirement for continued listing on Nasdaq or any other exchange. The potential delisting of our common stock from Nasdaq may result in decreased liquidity, increased volatility in the price and trading volume of our common stock, a loss of current or future coverage by certain sell-side analysts, a diminution of institutional investor interest and/or the impairment of our ability to raise capital. Delisting could also cause a loss of confidence of our customers, collaborators, vendors, suppliers and employees, which could have a material adverse effect on our business and future prospects. If our common stock were delisted from Nasdaq, it may qualify for quotation on the OTC Bulletin Board or other over-the-counter marketplace.

We also believe that the low market price of our common stock impairs its acceptability to important segments of the institutional investor community and the investing public. Many investors look upon low-priced stock as speculative in nature and, as a matter of policy, avoid investment in such stocks. Moreover, the low market price of our common stock may have reduced the effective marketability of our shares because of the reluctance of many brokerage firms to recommend low-priced stock to their clients. Further, a variety of brokerage house policies and practices tend to discourage individual brokers within those firms from dealing in low-priced stocks. Some of those policies and practices pertain to the payment of brokers’ commissions and to time-consuming procedures that function to make the handling of low-priced stocks unattractive to brokers from an economic standpoint. In addition, the structure of trading commissions also tends to have an adverse impact upon holders of low-priced stock because the brokerage commission on a sale of low-priced stock generally represents a higher percentage of the sales price than the commission on a relatively higher-priced issue.

In evaluating this Reverse Stock Split Proposal, in addition to the considerations described above, the Board of Directors also took into account various negative factors associated with reverse stock splits generally. These factors include: the negative perception of reverse stock splits held by some investors, analysts and other stock market participants; the fact that the stock price of some companies that have effected reverse stock splits has subsequently declined in share price and corresponding market capitalization; the adverse effect on liquidity that might be caused by a reduced number of shares outstanding; and the costs associated with implementing a reverse stock split.

After considering a range of available options to ensure ongoing compliance with Nasdaq’s minimum bid price requirement, in order to provide flexibility, the Board of Directors determined to seek stockholder approval for a range of reverse split ratios of not less than one-for-five and not greater than one-for-twenty. The need for the range is due to the volatility of our stock price, the last reported sales price of which ranged from a high of $8.22 to a low of $1.29 between January 1, 2022 and October 3, 2022.

We believe that enabling the Board of Directors to set the exact Reverse Stock Split Ratio within the stated range will provide us with the flexibility to implement the Reverse Stock Split in a manner designed to maximize the anticipated benefits for our stockholders. In determining whether to implement the Reverse Stock Split and selecting the exchange ratio, the Board of Directors will consider factors such as:

●	the total number of shares of common stock outstanding;
●	the Nasdaq requirements for the continued listing of our common stock;
●	the historical trading price and trading volume of our common stock;
●	the then prevailing trading price and trading volume for our common stock;
●	the anticipated impact of the Reverse Stock Split on the trading price of and market for our common stock;
●	the administrative and transaction costs associated with potential exchange ratios;
●	potential financing opportunities; and
●	prevailing general market and economic conditions.

Reducing the number of outstanding shares of our common stock through a Reverse Stock Split is intended, absent other factors, to increase the per share market price of the common stock. However, other factors, such as our financial results, market conditions and the market perception of our business may adversely affect the market price of our common stock. As a result, there can be no assurance that the Reverse Stock Split, if completed, will result in the intended benefits described above, that the market price of our common stock will increase following the Reverse Stock Split or that the market price of the common stock will not decrease in the future. Additionally, we cannot assure you that the market price per share of our common stock after a Reverse Stock Split will increase in proportion to the reduction in the number of shares of common stock outstanding before the Reverse Stock Split. Accordingly, the total market capitalization of our common stock after the Reverse Stock Split may be lower than the total market capitalization before the Reverse Stock Split. In addition, the Reverse Stock Split may not result in a market price per share that will attract certain segments of the institutional investor community and the investing public that previously refrained from investing in us because of the low market price of our common stock.

The Board of Directors will have sole discretion as to any implementation of, and the exact timing and actual ratio of, the Reverse Stock Split within the range of ratios specified in this proposal and before December 31, 2023. The Board of Directors may also determine that the Reverse Stock Split is no longer in the best interests of the Company and its stockholders and decide to abandon the Reverse Stock Split at any time before, during or after the Special Meeting and prior to its effectiveness, without further action by the stockholders.

If approved by stockholders, this Reverse Stock Split Proposal would permit (but not require) the Board of Directors to effect a Reverse Stock Split of our common stock at any time before December 31, 2023 by a ratio of not less than one-for-five and not more than one-for-twenty, with the specific Reverse Stock Split Ratio to be fixed within this range by the Board of Directors in its sole discretion without further stockholder approval. We believe that enabling the Board of Directors to fix the specific ratio of the Reverse Stock Split within the stated range will provide us with the flexibility to implement it in a manner designed to maximize the anticipated benefits for our stockholders. In fixing the Reverse Stock Split Ratio, the Board of Directors may consider, among other things, factors such as:

●	the historical trading price and trading volume of our common stock;
●	the number of shares of common stock outstanding;
●	the then-prevailing trading price and trading volume of the common stock;
●	the anticipated impact of the Reverse Stock Split on the trading market for the common stock;
●	potential financing opportunities; and
●	prevailing general market and economic conditions.

Effectiveness of the Reverse Stock Split Amendment

If the Reverse Stock Split Amendment is adopted, it will become effective upon the filing of a certificate of amendment to our Articles of Incorporation with the Secretary of State of the State of Oregon, or at the later time set forth in the amendment. The exact timing of the amendment will be determined by the Board of Directors based on its evaluation as to when such action will be the most advantageous to the Company and its stockholders. In addition, the Board of Directors reserves the right, notwithstanding stockholder approval and without further action by the stockholders, to abandon the amendment and the Reverse Stock Split if, at any time prior to the effectiveness of the filing of the amendment to our Articles of Incorporation with the Secretary of State of the State of Oregon, the Board of Directors, in its sole discretion, determines that it is no longer in our best interest and the best interests of our stockholders to proceed.

Effect on Current Stockholders if the Reverse Stock Split Proposal is Approved

If our stockholders approve the Reverse Stock Split and the Board of Directors effects it, the number of shares of common stock issued and outstanding will be reduced, depending upon the Reverse Stock Split Ratio determined by the Board. The Reverse Stock Split will affect all holders of our common stock uniformly and will not affect any stockholder’s percentage ownership interest in the Company, except that, as described below under the heading “—Fractional Shares,” holders of common stock otherwise entitled to a fractional share as a result of the Reverse Stock Split because they hold a number of shares not evenly divisible by the Reverse Stock Split Ratio will, in lieu of a fractional share, receive one whole share of common stock. In addition, the Reverse Stock Split will not affect any stockholder’s proportionate voting power (subject to the treatment of fractional shares).

The Reverse Stock Split alone would have no effect on our authorized capital stock, and the total number of authorized shares would remain the same as before the Reverse Stock Split. This would have the effect of increasing the number of shares of common stock available for issuance. The additional available shares would be available for issuance from time to time at the discretion of the Board of Directors when opportunities arise, without further stockholder action or the related delays and expenses, except as may be required for a particular transaction by law, the rules of any exchange on which our securities may then be listed, or other agreements or restrictions. There are no preemptive rights relating to the common stock. As such, any issuance of additional shares of common stock would increase the number of outstanding shares of common stock and (unless such issuance was pro-rata among existing stockholders) the percentage ownership of existing stockholders would be diluted accordingly. In addition, any such issuance of additional shares of common stock could have the effect of diluting the earnings per share and book value per share of outstanding shares of common stock.

The increase in the authorized number of shares of common stock and any subsequent issuance of such shares of common stock could have the effect of delaying or preventing a change in control of the Company without further action by the stockholders as such additional shares could be used to dilute the stock ownership or voting rights of a person seeking to obtain control of the Company. This proposal is not being made in response to any effort of which the Board of Directors is aware to accumulate shares of common stock or obtain control of the Company.

In addition to sales of common stock, if our stockholders approve the Reverse Stock Split and the Board effects it, the additional authorized shares of common stock would also be available to satisfy our obligations under equity linked securities that we may issue (including the Convertible Notes and the Warrants), acquisition transactions, strategic relationships with corporate and other partners, stock splits, stock dividends and other transactions that may contribute to the growth of our business. Any decision to issue equity will depend on, among other things, our evaluation of funding needs, developments in business and technologies, current and expected future market conditions and other factors. There can be no assurance, however, even if the Reverse Stock Split is approved and implemented, that any financing transaction or other transaction would be undertaken or completed.

The Reverse Stock Split will not change the terms of the common stock. After the Reverse Stock Split, the shares of common stock will have the same voting rights and rights to dividends and distributions and will be identical in all other respects to common stock now authorized.

The Reverse Stock Split may result in some stockholders owning “odd-lots” of less than 100 shares of common stock. Brokerage commissions and other costs of transactions in odd-lots are generally higher than the costs of transactions in “round-lots” of even multiples of 100 shares.

After the effective time of the Reverse Stock Split, we will continue to be subject to the periodic reporting and other requirements of the Securities Exchange Act of 1934 (the “Exchange Act”). Subject to compliance with applicable continued listing requirements, our common stock will continue to be listed on Nasdaq and traded under the symbol “FUV,” although the exchange will add the letter “D” to the end of the trading symbol for a period of 20 trading days after the effective time to indicate that a Reverse Stock Split has occurred. After the effective time of the Reverse Stock Split, it is expected that our common stock will have a new CUSIP number. The Reverse Stock Split is not intended as, and will not have the effect of, a “going private transaction” as described by Rule 13e-3 under the Exchange Act.

After the effective time of the Reverse Stock Split, the post-split market price of our common stock may be less than the pre-split price multiplied by the Reverse Stock Split Ratio. In addition, a reduction in the number of shares outstanding may impair the liquidity for our common stock, which may reduce the value of the common stock.

Beneficial Holders of Common Stock

Upon the implementation of the Reverse Stock Split, we intend to treat shares held by stockholders through a stockbroker, bank or other nominee in the same manner as registered stockholders whose shares are registered in their names. Stockbrokers, banks or other nominees will be instructed to effect the Reverse Stock Split for their beneficial holders holding our common stock in street name. However, these stockbrokers, banks or other nominees may have different procedures than registered stockholders for processing the Reverse Stock Split. Stockholders who hold shares of common stock with a stockbroker, bank or other nominee and who have any questions in this regard are encouraged to contact their stockbrokers, banks or other nominees.

Registered “Book-Entry” Holders of Common Stock

Certain registered holders of common stock may hold some or all of their shares electronically in book-entry form with our transfer agent. These stockholders do not have stock certificates evidencing their ownership of the common stock. They are, however, provided with statements reflecting the number of shares registered in their accounts. Stockholders who hold shares electronically in book-entry form with our transfer agent will not need to take action to receive evidence of their shares of post-Reverse Stock Split common stock.

Holders of Certificated Shares of Common Stock

Stockholders holding shares of our common stock in certificated form will be sent a transmittal letter by our transfer agent after the effective time of the Reverse Stock Split. The letter of transmittal will contain instructions on how a stockholder should surrender his, her or its certificate(s) representing shares of our common stock (the “Old Certificates”) to the transfer agent. Any stockholder who has lost their Old Certificate will need to obtain a surety bond to have it replaced before their shares will be exchanged; there will be a fee associated with replacing the lost Old Certificate. Unless a stockholder specifically requests a new paper certificate or holds restricted shares, upon the stockholder’s surrender of all of the stockholder’s Old Certificates to the transfer agent, together with a properly completed and executed letter of transmittal, the transfer agent will register the appropriate number of shares of post-Reverse Stock Split common stock electronically in book-entry form and provide the stockholder with a statement reflecting the number of shares of common stock registered in the stockholder’s account. No stockholder will be required to pay a transfer or other fee to exchange his, her or its Old Certificates. Until surrendered, we will deem outstanding Old Certificates held by stockholders to be cancelled and only to represent the number of shares of post-Reverse Stock Split common stock to which these stockholders are entitled. Any Old Certificates submitted for exchange, whether because of a sale, transfer or other disposition of stock, will automatically be exchanged for the appropriate number of shares of post-Reverse Stock Split common stock. If an Old Certificate has a restrictive legend on its reverse side, then a new certificate will be issued with the same restrictive legend on its reverse side.

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY STOCK CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

Fractional Shares

We will not issue fractional shares in connection with the Reverse Stock Split. Instead, stockholders who would otherwise be entitled to receive a fractional share as a result of the Reverse Stock Split will receive one whole share of common stock in lieu of such fractional share.

Effect of the Reverse Stock Split on Stock-Based Awards and Stock Incentive Plan

The Company maintains the Arcimoto, Inc. 2022 Omnibus Stock Incentive Plan (the “2022 Plan”), the 2018 Omnibus Stock Incentive Plan, the Amended and Restated 2015 Stock Incentive Plan and the Second Amended and Restated 2012 Employee Stock Benefit Plan (collectively, the “Equity Incentive Plans”) under which stock-based awards, including common stock, common stock units, and common stock options and warrants have been issued. Pursuant to the Equity Incentive Plans, based upon the Reverse Stock Split Ratio, proportionate adjustments will be made to outstanding stock-based awards such that the per share exercise price of outstanding options and warrants will be increased and the number of shares issuable under outstanding options, warrants, deferred stock units and restricted stock units will be reduced. This will result in approximately the same aggregate price being required to be paid under outstanding options and warrants upon exercise, and approximately the same aggregate value of shares of common stock underlying outstanding options, warrants and stock units immediately following the Reverse Stock Split as was the case immediately preceding the Reverse Stock Split. The per share exercise price or per share base price of each outstanding option and warrant would be rounded up to the nearest whole cent and the number of shares of common stock that could be acquired upon the exercise of each option and warrant and upon settlement of each stock unit, as applicable, would be rounded down to the nearest whole share. No holder of any outstanding option, warrant or stock unit will be entitled to receive payment for any fractional share. Additionally, under the 2022 Plan, which is the only equity incentive plan currently maintained by the Company under which new awards may be granted, the number of shares reserved for issuance pursuant to awards will be reduced proportionately based upon the Reverse Stock Split Ratio.

Effect of the Reverse Stock Split on the Warrants

Based upon the Reverse Stock Split Ratio, the Reverse Stock Split will require that proportionate adjustments be made to the number of shares of common stock issuable upon exercise of the Warrants such that the number of Warrants/shares of common stock for which the Warrants are exercisable would be proportionally reduced and the exercise price by which the Warrants may be exercised for common stock would be proportionally increased so that the aggregate exercise price of the Warrants is unchanged.

Effect of the Reverse Stock Split on the Convertible Notes

Based upon the Reverse Stock Split Ratio, the Reverse Stock Split will require that proportionate adjustments be made to the number of shares of common stock issuable upon conversion of the Convertible Notes such that the number of shares of common stock into which the Convertible Notes are convertible would be proportionally reduced and the conversion rate of the Convertible Notes would be proportionally increased so that the aggregate conversion price of the Convertible Notes is unchanged.

Accounting Matters

The proposed amendment to the Articles of Incorporation will not affect the par value of our common stock. As a result, at the effective time of the Reverse Stock Split, the stated capital on our balance sheet attributable to the common stock will be reduced in the same proportion as the Reverse Stock Split Ratio, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. The per share net income or loss and net book value of the common stock will be reclassified for prior periods to conform to the post-reverse stock split presentation.

Pro Forma Capitalization of Common Stock

The table below summarizes our pro forma capitalization of our common stock, as of October 3, 2022, before and after giving effect to a hypothetical Reverse Stock Split of one-for-five (1-for-5), one-for-ten (1-for-10), one-for-fifteen (1-for-15) and one-for-twenty (1-for-20). The table below does not include the potential reservation of additional shares upon issuance of the Additional Convertible Notes and the Additional Warrants or the issuance of any shares of common stock to the ELOC Investor, including the “initial commitment shares” that were subsequently issued on October 5, 2022, as described in Proposal 1 and Proposal 2, respectively. In addition, the table below does not include the potential increase of authorized shares of common stock described in Proposal 3. For more information, please see Proposals 1, 2 and 3 elsewhere in this Proxy Statement. For purposes of the figures below, share numbers have been rounded down to the nearest whole share.

	Prior to Reverse Stock Split	1-for-5	1-for-10	1-for-15	1-for-20
Authorized Shares of Common Stock:	100,000,000	100,000,000	100,000,000	100,000,000	100,000,000
Shares of Common Stock Issued and Outstanding:	46,086,327	9, 217,265	4,608,633	3,072,422	2,304,316
Shares of Common Stock Reserved for Future Issuance but not Issued and Outstanding:
- Equity Incentive Plans:	7,778,294	1,555,659	777,829	518,553	388,915
- ATM Agreement:	20,160,309	4,032,062	2,016,031	1,344,021	1,008,105
- Convertible Notes and Warrants:	25,070,187	5,014,038	2,507,019	1,671,346	1,253,509
Shares of Common Stock Available for Future Issuance:	904,883	80,180,977	90,090,488	93,393,659	95,045,244

Material U.S. Federal Income Tax Consequences of the Reverse Stock Split

The following discussion is a summary of the material U.S. federal income tax consequences of the Reverse Stock Split to U.S. Holders (as defined below). This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service (the “IRS”), in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a U.S. Holder. The Company has not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the proposed Reverse Stock Split.

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of our common stock that, for U.S. federal income tax purposes, is or is treated as:

●	an individual who is a citizen or resident of the United States;
●

a corporation (or any other entity or arrangement treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof or the District of Columbia;

●	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or
●

a trust that (1) is subject to the primary supervision of a U.S. court and all substantial decisions of which are subject to the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) or (2) has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a United States person for U.S. federal income tax purposes.

This discussion is limited to U.S. Holders who hold our common stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to the particular circumstances of a U.S. Holder, including the impact of the alternative minimum tax or the Medicare contribution tax on net investment income or the application of the constructive sale provisions of the Code, the “qualified small business stock” provisions of Section 1202 of the Code, the “Section 1244 stock” provisions of Section 1244 of the Code, or special rules relevant to tax-qualified retirement plans. In addition, it does not address consequences relevant to holders that are subject to special rules, including, without limitation:

●	persons who are not U.S. Holders;
●	U.S. Holders whose functional currency is not the U.S. dollar;
●	persons holding our common stock as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;
●	banks, insurance companies and other financial institutions;
●	real estate investment trusts or regulated investment companies;
●	brokers, dealers or traders in securities;
●	tax-exempt organizations or governmental organizations;
●	grantor trusts;
●	U.S. expatriates and former citizens or long-term residents of the United States;
●	S corporations, partnerships or other entities or arrangements treated as partnerships or other flow-through entities for U.S. federal income tax purposes (and investors therein);
●	tax-qualified retirement plans;
●	persons who hold or received our common stock pursuant to the exercise of any employee share option or otherwise as compensation;
persons who actually or constructively own 10% or more of the Company’s voting stock.

If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) is the beneficial owner of our common stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships (and other entities treated as partnerships for U.S. federal income tax purposes) holding common stock and the partners in such entities should consult their tax advisors regarding the U.S. federal income tax consequences of the Reverse Stock Split to them.

In addition, the following discussion does not address the U.S. federal estate and gift tax laws or any applicable state, local or non-U.S. tax law consequences of the Reverse Stock Split. Furthermore, the following discussion does not address any tax consequences of transactions effectuated before, after or at the same time as the Reverse Stock Split, whether or not they are in connection with the Reverse Stock Split.

THIS DISCUSSION IS FOR GENERAL INFORMATION ONLY AND IS NOT INTENDED TO BE, AND SHOULD NOT BE CONSTRUED AS TAX OR INVESTMENT ADVICE, AND THE TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT MAY NOT BE THE SAME FOR ALL STOCKHOLDERS. HOLDERS OF OUR COMMON STOCK SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT ARISING UNDER OTHER U.S. FEDERAL TAX LAWS (INCLUDING ESTATE AND GIFT TAX LAWS), UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

Tax Consequences of the Reverse Stock Split to U.S. Holders

The Reverse Stock Split is expected to constitute a “recapitalization” for U.S. federal income tax purposes pursuant to Section 368(a)(1)(E) of the Code. Assuming the Reverse Stock Split so qualifies, a U.S. Holder generally will not recognize gain or loss upon the Reverse Stock Split. A U.S. Holder’s aggregate adjusted tax basis in the shares of common stock received pursuant to the proposed Reverse Stock Split generally will equal the aggregate adjusted tax basis of the shares of the common stock surrendered (excluding any portion of such basis that is allocated to any fractional share of common stock). The U.S. Holder’s holding period in the shares of common stock received pursuant to the Reverse Stock Split will include the holding period in the shares of common stock surrendered. U.S. Treasury Regulations provide detailed rules for allocating the tax basis and holding period of the shares of common stock surrendered to the shares of common stock received in a recapitalization pursuant to the proposed Reverse Stock Split. U.S. Holders who acquired our common stock on different dates and at different prices should consult their tax advisors regarding the appropriate allocation of their tax basis and holding period of such shares.

As noted above, we will not issue fractional shares in connection with the Reverse Stock Split. Instead, stockholders who otherwise would be entitled to receive fractional shares will be automatically entitled to receive an additional fraction of a share of our common stock to round up to the next whole post-split share. The U.S. federal income tax treatment of the receipt of such a fractional share in a Reverse Stock Split is not clear. It is possible that the receipt of such an additional fraction of a share of common stock may be treated as a distribution taxable as a dividend or as an amount received in exchange for common stock. We intend to treat the issuance of such an additional fraction of a share of our common stock in the Reverse Stock Split as a non-recognition event, but there can be no assurance that the Internal Revenue Service or a court would not successfully assert otherwise.

Required Vote of Stockholders

The approval of the Reverse Stock Split Proposal requires that a quorum exist and that the number of votes cast in favor of approval of the Reverse Stock Split Proposal exceeds the number of votes cast against approval of the Reverse Stock Split Proposal. Abstentions are not considered votes cast and will therefore have no effect on the Reverse Stock Split Proposal. Under applicable Nasdaq Stock Market listing rules, brokers are not permitted to vote shares held for a customer on “non-routine” matters (such as the Reverse Stock Split Proposal) without specific instructions from the customer. Therefore, broker non-votes are not considered votes cast and will also have no effect on the outcome of the Reverse Stock Split Proposal.

Recommendation of our Board

OUR BOARD UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” THE PROPOSAL TO APPROVE AN AMENDMENT TO THE COMPANY’S ARTICLES OF INCORPORATION TO AUTHORIZE THE COMPANY’S BOARD OF DIRECTORS TO COMBINE OUTSTANDING SHARES OF THE COMPANY’S COMMON STOCK INTO A LESSER NUMBER OF OUTSTANDING SHARES, A “REVERSE STOCK SPLIT,” BY A RATIO OF NOT LESS THAN ONE-FOR-FIVE AND NOT MORE THAN ONE-FOR-TWENTY, WITH THE EXACT RATIO TO BE SET WITHIN THIS RANGE BY THE COMPANY’S BOARD OF DIRECTORS IN ITS SOLE DISCRETION.

HOUSEHOLDING MATTERS

The SEC has adopted rules that permit companies to deliver a single copy of proxy materials to multiple stockholders sharing an address unless a company has received contrary instructions from one or more of the stockholders at that address. This means that only one copy of the proxy materials may have been sent to multiple stockholders in your household. If you would prefer to receive separate copies of the proxy materials either now or in the future, please contact our Corporate Secretary either by calling (541) 683-6293 or by mailing a request to Attn: Corporate Secretary, P.O. Box 25658, Eugene, Oregon 97402. Upon written or oral request to the Corporate Secretary, the Company will provide a separate copy of the proxy materials. In addition, stockholders at a shared address who receive multiple copies of proxy materials may request to receive a single copy of proxy materials in the future in the same manner as described above.

STOCKHOLDER PROPOSALS

Stockholders may present proposals for action at meetings of stockholder only if they comply with the proxy rules established by the SEC, applicable Oregon law and our Bylaws.

Under SEC Rule 14a-8, in order for a stockholder proposal to be included in our proxy solicitation materials for the 2023 Annual Meeting of Stockholders, it must be delivered to our principal executive office at P.O. Box 25658, Eugene, Oregon 97402 by January 2, 2023; provided, however, that if the date of the 2023 Annual Meeting of Stockholders is more than 30 days before or after June 17, 2023, notice by the stockholder must be delivered a reasonable time before the Company begins to print and send its proxy materials.

Management’s proxy holders for the 2023 Annual Meeting of Stockholders will have discretion to vote proxies given to them on any stockholder proposal of which our Company does not have notice prior to March 18, 2022.

Additionally, to comply with the SEC’s universal proxy rules (once effective), stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 of the Exchange Act no later than April 18, 2023.

By Order of the Board of Directors of

Arcimoto, Inc.

Sincerely,

/s/ Mark D. Frohnmayer
Mark D. Frohnmayer
Chairman of the Board

Eugene, Oregon

October 21, 2022

DIRECTIONS TO THE SPECIAL MEETING

Arcimoto, Inc.
155 Blair Blvd, 2nd floor,
Eugene, Oregon 97402

From the Portland Airport/North of Eugene

Take the I-205 S ramp to Interstate 84/Portland/Salem. Merge onto I-205 S. Take exit 21B to merge onto I-84 W/US-30 W toward Portland. Use the left 2 lanes to take the exit toward Salem and merge onto I-5 S. Keep right at the fork to stay on I-5 S, follow signs for Interstate 5 S/Salem. Take exit 194B to merge onto I-105 W/OR-126 W toward Eugene. Exit onto OR-126 W/OR-99 N/W 6th Ave toward Florence. Turn right onto Blair Blvd. Arcimoto, Inc. will be on the right.

From the Eugene Airport

Take Airport Rd to OR-99 S in Eugene. Turn right onto OR-99 S (signs for State Hwy 99N/Eugene/Springfield). Turn left onto Bethel Dr. Turn left onto Roosevelt Blvd. Turn right onto Chambers St. Turn left onto West 2nd Ave. Turn left on Blair Blvd. Arcimoto, Inc. will be on the right.

From East of Eugene

Take US-20 W. Turn left onto OR-126 E. Continue onto I-105 W/OR-126 W. Exit onto OR-126 W/OR-99 N/W 6th Ave toward Florence. Turn right onto Blair Blvd. Arcimoto, Inc. will be on the right.

From West of Eugene

Take OR-126 E. Turn left onto Randy Pape Beltline. Turn right onto Roosevelt Blvd, then turn right onto Chambers St. Turn left onto West 2nd Ave. Turn left on Blair Blvd. Arcimoto, Inc. will be on the right.

From South of Eugene

Get on I-5 N/OR-99 N. Take exit 194B to merge onto OR-126 W toward Eugene/I-105 W. Exit onto OR-126 W/OR-99 N/W 6th Ave toward Florence. Turn right onto Blair Blvd. Arcimoto, Inc. will be on the right.

ARCIMOTO

ARCIMOTO, INC.
C/O BROADRIDGE CORPORATE ISSUER SOLUTIONS
P.O. BOX 1342
BRENTWOOD, NY 11717

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on November 10, 2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on November 10, 2022. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR proposals 1, 2, 3, 4 and 5.

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000582797_1 R1.0.0.39

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:
The Special Meeting Proxy Statement is available at www.proxyvote.com

ARCIMOTO, INC.
Special Meeting of Stockholders
November 11, 2022 9:00 AM, PDT
This proxy is solicited by the Board of Directors

The undersigned stockholder of Arcimoto, Inc. acknowledges receipt of the Notice of Special Meeting of Stockholders and Proxy Statement. The undersigned stockholder also appoints each of Douglas M. Campoli and John W. Dorbin, Jr., with full power of substitution and power to act alone, as proxy to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Arcimoto, Inc. that the stockholder is entitled to vote at the Special Meeting of Stockholders to be held at 9:00 AM, PDT on November 11, 2022, at 155 Blair Blvd, 2nd Floor, Eugene, OR 97402, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted as directed herein by the undersigned stockholder. If no direction made, this proxy will be voted FOR Proposals 1, 2, 3, 4 and 5.

Continued and to be signed on reverse side

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